MALIZIA SPIDI & FISCH, PC
                                ATTORNEYS AT LAW

1100 NEW YORK AVENUE, N.W.                                      637 KENNARD ROAD
SUITE 340 WEST                                 STATE COLLEGE, PENNSYLVANIA 16801
WASHINGTON, D.C.  20005                                           (814) 466-6625
(202) 434-4660                                         FACSIMILE: (814) 466-6703
FACSIMILE: (202) 434-4661

January 23, 2002

Board of Directors
Reserve Bancorp, Inc.
2000 Mt. Troy Road
Pittsburgh, Pennsylvania 15212

         Re:      Registration Statement Under the Securities Act of 1933
                  -------------------------------------------------------

Gentlemen:

         This opinion is rendered in connection with the Registration Statement on Form SB-2 (the "Form SB-2") filed with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 694,313 shares of common stock, par value $0.10 per share (the "Common Stock"), of Reserve Bancorp, Inc. (the "Company"), including shares to be issued to certain employee benefit plans of the Company and its subsidiary. The Common Stock is proposed to be issued pursuant to the Plan of Conversion (the "Plan") of Mt. Troy Savings Bank, FSB (the "Institution") in connection with the Institution's conversion from a federal mutual savings bank to a federal capital stock savings bank and reorganization into a wholly-owned subsidiary of the Company (the "Conversion"). As special counsel to the Institution and the Company, we have reviewed the corporate proceedings relating to the Plan and the Conversion and such other legal matters as we have deemed appropriate for the purpose of rendering this opinion.


         Based on the foregoing, we are of the opinion that the shares of Common Stock of the Company covered by the aforesaid Registration Statement will, when issued in accordance with the terms of the Plan against full payment therefor and upon the declaration of the effectiveness of the Form SB-2, be legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

         We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Form SB-2.


         We hereby consent to the use of this opinion and to the reference to our firm appearing in the Company's Prospectus under the headings "The Conversion - Effects of Conversion - Tax Effects" and "Legal and Tax Opinions." We also consent to any references to our legal opinion under the aforementioned headings in the Prospectus.

                                          Very truly yours,

                                          /s/Malizia Spidi & Fisch, PC
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                                          MALIZIA SPIDI & FISCH, PC